UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on October 25, 2006, a newly-created subsidiary of the Company, Care For Kids – USA, LLC, entered into a definitive agreement to acquire the assets of Arizona’s Tooth Doctor for Kids (“Tooth Doctor”). On December 1, 2006, the Company completed the acquisition of assets. The assets include: (i) all furniture, fixtures, equipment, inventory, and office and dental supplies; (ii) all notes receivable; (iii) all prepaid expenses; (iv) rights in, to and under, certain contracts including leases for the facilities; (v) all permits necessary for the operation of the business; (vi) all proprietary rights and software; (v) cash and cash equivalents; (vi) accounts receivable; (vii) agreements with dentists and third party providers of dental services; (viii) contracts with patients for future provision of dental or orthodontic services; (ix) employment and independent contractor agreements with dentists and dental specialists; and (x) goodwill associated with the business of Tooth Doctor as a going concern.

Pursuant to the terms of the agreement, the Company owns 85% of Care For Kids – USA, LLC and the former shareholders in Tooth Doctor (“Minority Owners”) own the remaining 15%. The parties to the agreement include Care for Kids – USA, LLC, a Delaware limited liability company, Central’s Tooth Doctor for Kids, LLC, an Arizona limited liability company, A Tooth Doctor for Kids, LLC, a Nevada limited liability company, East Valley’s Tooth Doctor, L.L.C., an Arizona limited liability company, Arizona’s Tooth Doctor for Kids – Globe, LLC, an Arizona limited liability company, Arizona’s Kids Dental Care, LLC, an Arizona limited liability company, Arizona’s Tooth Doctor, PC, an Arizona professional corporation, Jeffrey T. Erickson, D.D.S., Christopher Barney, D.D.S., Emerico Gomez, Jr., Paul Brenchley, D.D.S., Christe D. Erickson, Brenchley Dental Contracting, PLC, an Arizona professional corporation, Erickson Family Trust dated July 20, 2000, with Christine E. Erickson and Jeffrey T. Erickson as Trustees, Erickson Investment Limited Partnership, a Nevada limited partnership, and the Erickson Children’s Educational Trust dated December 29, 1999, with Christine E. Erickson and Jeffrey T. Erickson as Trustees. There is no material relationship between the Company or any of its affiliates, officer or directors and the parties to the agreement, other than in respect of this definitive agreement.

The purchase price paid by the Company in connection with the acquisition consisted of $18.7 million cash paid at the closing and a contingent earn out, if any, based on a multiple of the 2007 EBITDA above an agreed upon level. After the fifth anniversary of the closing, the Company will have an option to purchase the Minority Owners’ units in Care For Kids – USA, LLC and the Minority Owners will have an option to sell their ownership in Care For Kids – USA, LLC to the Company at a value based on a multiple of EBITDA, subject to certain adjustments.

On December 1, 2006, the Company issued a press release announcing that the Company had the acquisition of the assets of Tooth Doctor. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1

Contribution Agreement among Care for Kids – USA, LLC, Central’s Tooth Doctor for Kids, LLC, A Tooth Doctor for Kids, LLC, East Valley’s Tooth Doctor, L.L.C., Arizona’s Tooth Doctor for Kids – Globe, LLC, Arizona’s Kids Dental Care, LLC, Arizona’s Tooth Doctor, PC, Benchley Dental Contracting, PLC, Eriskson Family Trust dated July 20, 2000, Erickson Investment Limited Partnership, Erickson Children’s Educational Trust dated December 29, 1999, and Jeffrey T.

Erickson, D.D.S., Christopher Barney, D.D.S., Emerico Gomez, Jr., D.D.S., Paul Brenchley, D.D.S., and Christie D. Erickson dated October 25, 2006.

10.2	Limited Liability Company Agreement of Care for Kids – USA, LLC, dated December 1, 2006.

99.1	Press release dated December 1, 2006 announcing that the Company had completed the acquisition of the assets of Tooth Doctor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

December 4, 2006	/s/ Breht T. Feigh
Breht T. Feigh Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)